News Release


             Release:Immediate                        Contact: Ronda J Williams
                                                               312-706-3232

                        Oil-Dri Announces Plan to Repurchase Stock

             CHICAGO--January 10, 2003 - Oil-Dri Corporation of America (NYSE:
             ODC) announced today that it intends to repurchase shares of its common stock under previous authorizations approved by its Board of Directors. Under these authorizations, there are 446,610 remaining shares. The company last repurchased shares under these authorizations in December 1999.

             Daniel S. Jaffee, President and Chief Executive Officer commented, "Market conditions and our strong cash position allow us to restart our share repurchases as a good investment in our future. We will make these purchases periodically, taking into account applicable regulations, market conditions and our future expansion opportunities."

                                            ###

             ===================================================================

             Oil-Dri Corporation of America is the world's largest manufacturer of cat litter and a leading supplier of specialty sorbent products for industrial, automotive, agricultural, horticultural and specialty markets.

             This release contains certain forward-looking statements regarding the company's expected performance for future periods, and actual results for such periods might materially differ. Such forward-looking statements are subject to uncertainties which include, but are not limited to, competitive factors in the consumer market; the level of success in implementation of price increases and surcharges; changes in overall agricultural demand; changes in the market conditions, the overall economy, energy prices, and other factors detailed from time to time in the company's annual report and other reports filed with the Securities and Exchange Commission.